Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of STAG Industrial, Inc. of our report dated February 15, 2011 relating to the combined financial statements and financial statement schedule of STAG Predecessor Group, our report dated February 15, 2011 relating to the combined statements of revenue and certain expenses of STAG Contribution Group, our report dated February 15, 2011 related to the consolidated balance sheet of STAG Industrial, Inc., our report dated February 15, 2011 relating to the statement of revenue and certain expenses of the Newton Property, our report dated February 15, 2011 relating to the statement of revenue and certain expenses of the Charlotte Property, our report dated February 15, 2011 relating to the statement of revenue and certain expenses of the Goshen Property, our report dated February 15, 2011 relating to the statement of revenue and certain expenses of the O’Fallon Property, our report dated February 15, 2011 relating to the combined statement of revenue and certain expenses of the Piscataway and Lopatcong Properties, our report dated February 15, 2011 relating to the statement of revenue and certain expenses of the Charlotte II Property, our report dated February 15, 2011 relating to the statement of revenue and certain expenses of the Madison Property, our report dated February 15, 2011 relating to the statement of revenue and certain expenses of the Streetsboro Property, our report dated February 15, 2011 relating to the combined statement of revenue and certain expenses of the Rogers and Vonore Properties, our report dated February 15, 2011 relating to the combined statement of revenue and certain expenses of the Salem Properties, our report dated February 15, 2011 relating to the statement of revenue and certain expenses of the Walker Property, our report dated April 4, 2011 relating to the statement of revenue and certain expenses of the Mooresville Property, and our report dated April 4, 2011 relating to the statement of revenue and certain expenses of the Cleveland Property, which appear in the Registration Statement on Form S-11 (No. 333-168368) of STAG Industrial, Inc. We also consent to the reference to us under the heading ‘‘Experts’’ in the Registration Statement on Form S-11 (No. 333-168368) of STAG Industrial, Inc.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 20, 2011